EXHITBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Summary Financial Data", "Selected Financial Data" and "Experts" and to the use of our report dated March 8, 2000, with respect to the financial statements of Leisure Travel Group (Combined) included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-32192) and related Prospectus of Leisure Travel Group, Inc. for the registration of 3,000,000 shares of its common stock.



                                                               /s/ ERNST & YOUNG



Reading, England
September 15, 2000